UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2014

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Amendment to First Lien Credit Agreement

As of June 30, 2014, Full House Resorts, Inc. (the “Company”) entered into a Second Amendment to First Lien Credit Agreement (the “First Lien Amendment”) which amends certain provisions of the First Lien Credit Agreement dated as of June 29, 2012 (the “First Lien Credit Agreement”) between the Company, as borrower, the financial institutions from time to time listed therein (the “Lenders”) and Capital One, National Association as administrative agent for the Lenders, as L/C Issuer and as Swing Line Lender (each as defined in the First Lien Credit Agreement).

The First Lien Amendment generally provides changes and other modifications to the First Lien Credit Agreement to, among other things, revise certain financial ratio covenants as of June 30, 2014 and going forward through the term of the loan. The amendment also extends the time period for draws against the $10 million term loan associated with the hotel construction at Silver Slipper Casino to March 31, 2015.

A copy of the First Lien Amendment is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Amendment to Second Lien Credit Agreement

On July 18, 2014, the Company entered into an Amendment No. 2 to Second Lien Credit Agreement (the “Second Lien Amendment”) which amends certain provisions of the Second Lien Credit Agreement dated as of October 1, 2012 (the “Second Lien Credit Agreement”) between the Company, as borrower, the financial institutions from time to time listed therein (the “Second Lien Lenders”) and ABC Funding, LLC as administrative agent for the Second Lien Lenders.

The Second Lien Amendment generally provides changes and other modifications to the Second Lien Credit Agreement to, among other things, (i) revise certain financial ratio covenants as of June 30, 2014 and going forward through the term of the loan and (ii) to increase the interest rate by 1% to 14.25% for the remainder of the term of the loan.

A copy of the Second Lien Amendment is attached as Exhibit 10.3 to this Form 8-K and incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1	Second Amendment to First Lien Credit Agreement dated as of June 30, 2014 by and among Full House Resorts, Inc., as borrower, the Lenders named therein and Capital One, National Association, as administrative agent for the Lenders, as L/C Issuer and as Swing Line Lender.

Exhibit 10.2

Acknowledgement of First Lien Guarantors dated as of June 30, 2014 made by Full House Subsidiary, Inc., Full House Subsidiary II, Inc., Gaming Entertainment (Indiana) LLC, Gaming Entertainment (Nevada) LLC, Stockman’s Casino, Silver Slipper Casino Venture LLC in favor of Capital One, National Association.

Exhibit 10.3	Amendment No. 2 to Second Lien Credit Agreement dated as of July 18, 2014 by and among Full House Resorts, Inc., as borrower, the Lenders named therein and ABC Funding, LLC, as administrative agent for the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: July 21, 2014	/s/ Deborah J. Pierce
Deborah J. Pierce
Chief Financial Officer

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